Exhibit 99.6

CONSENT OF PROSPECTIVE DIRECTOR AND OFFICER

I, D. H. Foley, hereby consent to be named as a prospective director and officer of SAIC, Inc. in the Registration Statement on Form S-4 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ D. H. FOLEY
D. H. Foley

Dated: September 1, 2005